UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 7, 2022

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-202542	47-2594704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7375 Commercial Way, Suite 125 Henderson, NV 89011 (Address of principal executive offices) (zip code)

(702) 463-1004 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2022, our wholly-owned subsidiary, BergaMet NA, LLC entered into a Loan Agreement with Amazon Capital Services, Inc. to borrow $200,000. The loan bear interest at an annual rate of 12.99% and is secured by our inventory and account at Amazon, as well as our other assets. For the first 3 months, payments are interest only at $2,165.00 per month, and for months 4 through 12, payments are principal and interest at $23,442.27 per month. The proceeds from the loan will support our selling efforts on Amazon’s website.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Name and/or Identification of Exhibit

10.1	Loan Agreement with Amazon Capital Services, Inc. entered into on October 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: October 11, 2022	/s/ Kevin Pitts
By:Kevin “Duke” Pitts
Its:President